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                                                              Exhibit (d)(2)(ii)

                                 AMENDMENT NO. 1
                             TO AMENDED AND RESTATED
                          INVESTMENT ADVISORY AGREEMENT

     AMENDMENT NO. 1 to Amended and Restated Investment Advisory Agreement ("Amendment No. 1"), dated as of December 12, 2003, between The Equitable Life Assurance Society of the United States, a New York stock life insurance corporation (the "Manager") and Alliance Capital Management L.P., a limited partnership organized under the laws of the State of Delaware ("Adviser").

     The Manager and the Adviser agree to modify and amend the Amended and Restated Investment Advisory Agreement (the "Agreement") dated as of July 31, 2003 between them as follows:

     1. The Manager hereby terminates its appointment of the Adviser as one of the investment advisers for the AXA Premier Technology Fund.

     2. The Manager hereby reaffirms its appointment of the Adviser as one of the investment advisers for the AXA Premier Large Cap Core Equity Fund, AXA Premier Large Cap Growth Fund, AXA Premier Large Cap Value Fund, AXA Premier Small/Mid Cap Growth Fund, AXA Premier International Equity Fund and AXA Premier Money Market Fund (individually and collectively a "Fund") on the terms and conditions set forth in the Agreement.

     3. Appendix A to the Agreement, setting forth the Fund of the Trust for which the Adviser is appointed as the investment adviser and the fee payable to the Adviser with respect to such Fund is hereby replaced in its entirety by Appendix A attached hereto.

     IN WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 1 as of the date first above set forth.

ALLIANCE CAPITAL MANAGEMENT L.P.              THE EQUITABLE LIFE ASSURANCE
                                              SOCIETY OF THE UNITED STATES


By: /s/ Mark R. Manley                        By: /s/ Peter D. Noris
    --------------------------------              ------------------------------
    Mark R. Manley                                Peter D. Noris
    Acting General Counsel and                    Executive Vice President
    Senior Vice President

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                                   APPENDIX A
                                     TO THE
                          INVESTMENT ADVISORY AGREEMENT
                                      WITH
                        ALLIANCE CAPITAL MANAGEMENT L.P.

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Related Portfolios                             Annual Advisory Fee Rate***

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Special Equity Portfolios, which        0.60% of the Special Equity Portfolios'
shall include the following             average daily net assets up to and
Portfolios, Allocated Portions, or      including $1 billion; 0.55% of the
Other Allocated Portions** of a         Special Equities Portfolios' average
Portfolio (collectively referred to     daily net assets over $1 billion up to
as "Special Equity Portfolios"):        and including $1.5 billion; 0.50% of
                                        the Special Equities Portfolios'
   AXA Premier Small/Mid Cap Growth     average daily net assets over $1.5
      Fund*                             billion up to and including $2 billion;
   AXA Premier International Equity     0.45% of the Special Equities
      Fund*                             Portfolios' average daily net assets
   AXA Premier VIP Small/Mid Cap        over $2 billion up to and including
      Growth Portfolio**                $2.5 billion; and 0.40% of the Special
   AXA Premier VIP International        Equities Portfolios' average daily net
      Equity Portfolio**                assets over $2.5 billion
   EQ/Alliance International **
   EQ/Alliance Premier Growth **
   EQ/Alliance Small Cap Growth **

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General Equity and High Yield           0.50% of the General Equity/High Yield
Portfolios, which shall include the     Portfolios' average daily net assets up
following Portfolios, Allocated         to and including $1 billion; 0.40% of
Portions, or Other Allocated            the General Equity/ High Yield
Portions** of a Portfolio               Portfolios' average daily net assets
(collectively referred to as "General   over $1 billion up to and including $2
Equity/High Yield Portfolios"):         billion; 0.30% of the General
                                        Equity/High Yield Portfolios' average
   AXA Premier Large Cap Growth         daily net assets over $2 billion up to
      Fund*                             and including $3 billion; and 0.20% of
   AXA Premier Large Cap Core Equity    the General Equity/High Yield
      Fund*                             Portfolios' average daily net assets
   AXA Premier VIP Large Cap Growth     over $3 billion
      Portfolio**
   AXA Premier VIP Large Cap Core
      Equity Portfolio**
   AXA Premier VIP High Yield
      Portfolio**
   EQ/Alliance Common Stock **
   EQ/Bernstein Diversified Value **

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Large Cap Portfolios, which shall       0.30% of each of the Large Cap
include the following Portfolios,       Portfolios' average daily net assets
Allocated Portion, or Other Allocated
Portions** of a Portfolio
(collectively referred to as "Large
Cap Portfolios")

   AXA Premier Large Cap Value Fund*
   AXA Premier VIP Large Cap Value
      Portfolio**
   EQ/Alliance Growth & Income **

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Money Market Portfolios, which shall    0.13% of the Money Market Portfolios'
include the following Portfolios, or    average daily net assets up to and
Other Allocated Portfolios** of a       including $750 million; 0.105% of the
Portfolio (collectively referred to     Money Market Portfolios' average daily
as "Money Market Portfolios")           net assets over $750 million up to and
                                        including $1.5 billion; 0.08% of the
AXA Premier Money Market Fund           Money Market Portfolios' average daily
EQ/Alliance Money Market                net assets over $1.5 billion up to and
                                        including $2.5 billion; 0.06% of the
                                        Money Market Portfolios' average daily
                                        net assets over $2.5 billion up to and
                                        including $5 billion; and 0.05% of the
                                        Money Market Portfolios' average daily
                                        net assets over $5 billion
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* This Portfolio has been designated a "multi-adviser portfolio" and Alliance receives a fee based on a discrete portion of the Portfolio's assets that have been allocated to it by the Manager, which is referred to as an "Allocated Portion"

** Other Allocated Portions are other registered investment companies (or series or portions thereof) that are managed by the Manager and advised by the Adviser, which are classified as "Special Equity Portfolios," "General Equity Portfolios," "Large Cap Portfolios," or "Money Market Portfolios"

*** The daily advisory fee for the Related Portfolios is calculated by multiplying the aggregate net assets of the Related Portfolios at the close of the immediately preceding business day by the Annual Advisory Fee Rate calculated as set forth above and then dividing the result by the number of days in the year. The daily fee applicable to each Portfolio or Allocated Portion is the portion of the daily advisory fee for the Related Portfolios that is equal to the Portfolio's or Allocated Portion's net assets relative to the aggregate net assets of the Related Portfolios, including the Portfolio or the Allocated Portion, used in the fee calculation for that day